As filed with the Securities and Exchange Commission on November 25, 1996

                                 Registration No. _______________
--------------------------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                            ---------
                             FORM S-8

                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                            ---------
              GENETIC LABORATORIES WOUND CARE, INC.
      (Exact Name of Registrant as Specified in its Charter)


               Minnesota                         41-1604048
         (State or other juris-(I.R.S. Employer Identification No.) diction of incorpor-ation or organization)

              2726 Patton Road, St. Paul, MN. 55113
                           612/633-0805
                 (Address and telephone number of
                   principal executive offices)

  Genetic Laboratories Wound Care, Inc. 1996 Stock Option Plan
                        (the "1996 Plan")

                     (Full Title of the Plan)

  Arthur A. Beisang, CEO, Genetic Laboratories Wound Care, Inc.
    2726 Patton Road, St. Paul, Minnesota 55113; 612/633-0805
(Name and Address, including zip code, and telephone number, including area
code,   of Agent for service)

                             Copy to:
                     Richard P. Keller, Esq.
                    c/o Keller & Lokken, P.A.
                 Suite 763 Galtier Plaza, Box 73
                       175 East 5th Street
                    St. Paul, Minnesota 55101


                               S-1
     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this Registration Statement.

                 CALCULATION OF REGISTRATION FEE

       Title of Amount to beProposedProposedAmount of
       Securities toRegisteredMaximumMaximumRegistration
       be Registered(Shares)OfferingAggregateFee
       Price PerOffering
       Share*Price*
______________________________________________________________________________

       Common Stock(1)300,000$.625$187,500$64.66

       Common Stock(2)300,000$.625  187,500    -0-   (3)

             Totals600,000$375,000$100.00(4)
______________________________________________________________________________

     (1) Pertains to shares which may be issued and sold by the Registrant upon exercise of options under the 1996 Plan.

     (2) These shares are not presently outstanding, but may be acquired by affiliates of the Registrant. These shares are being registered pursuant to GeneralInstruction C of Form S-8 and may be reoffered or resold by affiliates of the Registrant pursuant to the reoffer Prospectus contained herein..

     (3) Pursuant to Rule 457(h)(3), there is no additional filing fee for securities, such as these, which are to be offered for resale.

     (4) Pursuant to Section 6(c) of the Securities Act, there is a minimum . filing fee of
          $100.00.

     * Estimated solely for the purpose of calculating the Registration Fee pursuant to Rules 457(c) and 457(h) and Section 6(c) under the Securities Act. Based on the average of the bid ($.4375) and asked ($.8125) price of $.625 on the NASDAQ OTC Bulletin Board System on November 21, 1996, as reported by the November 22, 1996 edition of the St. Paul Pioneer Press newspaper.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
                               S-2
             GENETIC LABORATORIES WOUND CARE, INC.

               Registration Statement on Form S-8
--------------------------------------------------------------------------------
        Cross Reference Sheet Between Items of Form S-8
and the Employee Section 10(a) Prospectus as Required by Rule 404(a).
-------------------------------------------------------------------------------

Note:     This Cross Reference Sheet refers to the Employee Section 10(a)
Prospectus required by Part I of Form S-8. Such Prospectus is not filed with this Form S-8, as provided in the Note to Part I. A separate cross reference sheet for the reoffer Prospectus, included herein, which is intended to comply with General Instruction C of Form S-8 and Part I of Form S-3, follows.

     Item in Form S-8Caption or Location in Prospectus

       1.Plan InformationSection 10(a) Prospectus - Item 1.
        Plan Information*

2. Registrant Information andSection 10(a) Prospectus - Item 2. Employee Plan Annual InformationRegistrant Information*

   3.   Incorporation of DocumentsIncorporation of Documents
              by Referenceby Reference**

       4.   Description of SecuritiesDescription of Securities**

      5. Interests of Named Experts andInterests of Named Experts and** CounselCounsel

  6.   Indemnification of Directors andIndemnification of Directors
              Officersand Officers**

     7.Exemption from RegistrationExemption from Registration
              ClaimedClaimed**

          8.   ExhibitsExhibits**

         9.   UndertakingsUndertakings**

     *    Not filed with the Commission - available from Registrant.

     **   Contained in Part II of Registration Statement.

                               S-3
              GENETIC LABORATORIES WOUND CARE, INC.

                Registration Statement on Form S-8
-----------------------------------------------------------------------
    Cross Reference Sheet Between Items in Part I of Form S-3
                     and Reoffer Prospectus
                  as Required by Rule 404(a) *
-----------------------------------------------------------------------

     Item in Part I of Form S-3         Caption or Location in
     Reoffer Prospectus

1.   Forepart of the Registration       Front Cover Page of
     Statement and Outside Front Cover  Prospectus
     Page of Prospectus

2.   Inside Front and Outside Back      Inside Front Cover Page: Available
     Cover Pages of Prospectus          Information; Incorporation of
     Information by Reference; Table of
     Contents

3.   Summary Information, Risk          Prospectus Summary; Risk Factors
     Factors and Ratio of
     Earnings to Fixed Charges

4.   Use of Proceeds                    Use of Proceeds

5.   Determination of Offering Price    Not Applicable

6.   Dilution                           Not Applicable

7.   Selling Security Holders           Selling Shareholders

8.   Plan of Distribution               Plan of Offering

9.   Description of Securities          Not Applicable
     to be Registered

10.  Interests of Named Experts and     Not Applicable
     Counsel

11.       Material ChangesMaterial Changes


                               S-4

12.  Incorporation of Certain           Incorporation of Information
     Information by Reference           by Reference

13.  Disclosure of Commission           Not Applicable
     Position on Indemnification
     for Securities Act Liabilities

* Cross reference sheet to Employee Section 10(a) Prospectus precedes these pages.



NOTE:     Pursuant to Rule 428(a) and the Note to Part I of Form S-8, under the
Securities Act of 1933, the information contained in Part I of this Registration Statement on Form S-8 which constitutes the Employee Section 10(a) Prospectus has not been filed with the Commission, but will be delivered to employees and will be maintained in a file by the Registrant for a minimum of five years after it is last used to offer or sell securities pursuant to the 1996 Plan and shall be made available to the Commission or its staff, upon request, as required by said Rule 428(a).

          The reoffer Prospectus pertains to those securities which are sold by the Registrant pursuant to the Employee Section 10(a) Prospectus to certain affiliates and then reoffered by those affiliates to other investors. Such Prospectus, which is permitted by General Instruction C of Form S-8 and Rule 415, is included with this Registration Statement.







                               S-5
              GENETIC LABORATORIES WOUND CARE, INC.

                  300,000 SHARES OF COMMON STOCK
                         _______________

     Up to 300,000 Shares of Common Stock covered hereby may be offered and sold,individually, by certain shareholders of Genetic Laboratories Wound Care, Inc. (the "Company"). None of such Shares were outstanding as of the date of this Prospectus, but may be issued in the future by the Company pursuant to exercise of stock options, and if the purchasers are affiliates of the Company, they may use this Prospectus for purposes of reoffer and resale of such shares.

     The Company's Common Stock is traded in the over-the-counter market under the symbol"GELW" and is listed in the NASDAQ Electronic Bulletin Board System.

     THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK.  See "RISK
FACTORS".
                    ________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    _________________________

     The shares covered by this Prospectus are being offered and sold by certain selling shareholders. The Company expects that sales will be made at market prices. The expenses of this offering will be paid by the Company. Selling shareholders will be responsible for any brokerage commissions upon the sale of their shares. The Company will not receive any proceeds from the sale of any of these shares.






        The date of this Prospectus is November 25, 1996.

     No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                        TABLE OF CONTENTS

Available Information                                           2
Incorporation of Information
  by Reference                                                  3
Prospectus Summary                                              3
Risk Factors                                                    4
Material Changes                                                8
Plan of Offering                                                8
Use of Proceeds                                                 8

Selling Shareholders                                         8
       Legal Matters                                              9
        Experts                                                       9
          Additional Information                            9

                     AVAILABLE INFORMATION

From the Commission:

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission
(the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street N.W., Room 1024, Washington, D.C. 20549; Federal Plaza, Room 1100, New York, New York 10007; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024; and 219 South Dearborn Street, Room 1228, Chicago, Illinois 60604; and copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street N.W., Washington, D.C. 20549 at prescribed rates.

From the Company:

     Some documents, or parts of documents, are incorporated by reference in this Prospectus. The Company undertakes to provide, without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to Arthur A. Beisang, Chief Executive Officer, Genetic Laboratories Wound Care, Inc., 2726 Patton Road, St. Paul, Minnesota 55113 (612/633-0805).

            INCORPORATION OF INFORMATION BY REFERENCE

     Pursuant to applicable rules of the Securities and Exchange Commission, the following documents are incorporated by reference into the Prospectus:

     1. Form 10-KSB, Annual Report of the Company to the SEC for the fiscal year ended May 31, 1996.

     2. Form 10-QSB, Quarterly Report of the Company to the SEC for the quarter ended August 31, 1996.

     3. Item 11 of Form 10 of the Registrant, dated March 25, 1988, Exchange Act File No. 0-16664, or comparable section, whichever is applicable, concerning
          "Description of Registrant's Securities to be Registered", and any amendment or report filed for the purpose of updating such description.

      4.Proxy Statement of the Company, dated September 20, 1996.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, or this Registration Statement, are deemed to be incorporated by reference.

     Any person desiring to obtain a copy, without charge, of any one or more of the aforementioned documents should write or call Arthur A. Beisang, CEO of the
Company, at the following address or telephone number:

     Genetic Laboratories Wound Care, Inc.
     2726 Patton Road
     St. Paul, Minnesota 55113
     Telephone 612/633-0805.

                        PROSPECTUS SUMMARY

     This Summary is intended for quick reference only and does not contain all facts material to a determination to invest in the securities offered, and should be read in conjunction with and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus or in the documents incorporated by reference.

     The Company. Genetic Laboratories Wound Care, Inc. (the "Company") manufactures and markets proprietary wound care products, including wound closure strips, specialty fasteners, and net dressings. The Company contracts out the manufacture of its products, but retains control over the manufacturing specifications involved. The Company sells the completed products to its distribution network, consisting of independent distributors who resell the products to its end users, principally physicians, hospitals and clinics. See Item 1, Business, in the Company's Form 10-KSB, for more information.

     The Company's executive offices are located at 2726 Patton Road, St. Paul, Minnesota 55113, and its telephone number is (612) 633-0805.

      Offering.A total of up to 300,000 shares of Common Stock are being offered individually by certain selling shareholders. None of such shares is being offered by or for the account of the Company. There were 2,401,100 shares outstanding as of August 31, 1996. See "Selling Shareholders" and "Plan of Offering".

     Use of Proceeds. All proceeds from the sale of shares offered hereby will become the property of certain selling shareholders. See "Use of Proceeds".

     Risk Factors. See "Risk Factors" herein for a discussion of certain factors making an investment in the shares offered hereby one of high risk.

     Selected Financial Information. Information for the Company's fiscal year ended May 31, 1996, is contained in the Company's financial statements, which are incorporated by reference into this Prospectus from the Company's Annual Report on Form 10-KSB for its fiscal year ended May 31, 1996.

                           RISK FACTORS

     The shares of Common Stock offered hereby are speculative and involve a high degree of risk. Potential investors should carefully consider the following factors in evaluating the Company and its operations as well as the information set forth elsewhere in this Prospectus and in the documents incorporated by reference.

1. Government Regulation. The manufacture and sale of the Company's products are subject to federal government regulation by the Food and Drug Administration (the "FDA") under the Food, Drug and Cosmetic Act (the "FDC Act"). In general, the FDA has the ability to, and does, regulate the introduction of new products into the marketplace, the specifications which products must meet, and the processes for manufacturing products.

     In addition, the FDA has the authority to recall, quarantine and seize products as well as to direct the permanent or temporary discontinuance of production, marketing or distribution of products.

          The FDA also has authority to conduct detailed inspections of manufacturing plants in order to assure that "good manufacturing practices" are being followed in the manufacture of medical devices, to require periodic reporting of product defects to the FDA and to prohibit the exploitation of devices which do not comply with law.

     The manufacture and sale of the Company's products are also subject to regulation by certain other federal agencies and by certain state and foreign governments.

     There can be no assurance that the Company will obtain timely FDA, state or foreign regulatory agency clearance and/or approval for its future products, or that existing clearances will not be withdrawn. Failure to comply with applicable regulatory requirements can, among other things, result in civil penalties, suspensions of regulatory clearances and/or approvals, product recalls, orders to cease distribution and use, orders to warn users of hazards, orders to repair, replace or refund the purchase price of products presenting hazards, operating restrictions, product seizures, court injunctions and criminal prosecution. In addition, government regulations may be established that could prevent or delay regulatory clearances and/or approval of the Company's products.

     All of the Company's products marketed in the U.S. at this time are classified by the FDA as medical devices.

     Under the FDC Act, a medical device is classified as either a Class I device, which is subject only to the general control provisions of the FDC Act; a Class II device which, in addition to applicable general controls, is subject to performance standards (if such standards have been developed) and may be subject to premarket approval; or a Class III device which, in addition to applicable general controls, is subject to the FDA premarket approval. A premarket approval application (PMAA), if granted, permits full marketing in the United States. A PMAA is only granted after experimental data has been obtained under an investigational device exemption ("IDE"), which permits clinical use of products for experimental purposes. All of the Company's products have been classified as Class I devices currently. The Company has received acknowledgment from the FDA under Section 510(k) to market all of its non-exempt Class I devices.

     The governmental regulatory policies of countries outside the United States vary considerably. This results in some countries allowing the use of medical products through a registration only process, while other countries require a lengthy approval process.

     Inability to receive governmental approval from a country outside the United States has not hindered the Company through a loss of sales in countries outside the United States. The European community has issued various directives for the sale of foreign products. These directives have certain requirements to be met before products can be sold in the European Community. The Company has until July 1, 1997 to comply with these requirements. The Company has begun work on complying with the requirements and feels it will be able to meet the July 1, 1997 deadline. Sales to the European Community were approximately 17% and 15% of net revenues for the years ended May 31, 1996 and 1995, respectively.

2. Competition. Competition in the sale of medical devices and products such as wound care products is intense. The principal factors of competition are product performance, customer service, and price. Many suppliers of competing products are considerably larger than the Company, or are part of large corporations and have access to far greater capital resources and more established marketing and distribution systems than the Company. The Company does not believe that it currently controls a significant share of the market for wound closure strips. 3M is the main competition. There are products that compete with the specialty fasteners, including white hospital tape.

     Although the net dressings market is very price competitive, the Company competes on quality and not price.

     There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or that would render the Company's technology and various products, obsolete or uncompetitive.

3.   Limited Protection of Proprietary Products.   The Company has depended and
will continue to depend significantly on its proprietary technological expertise in the development and manufacture of its current and future products.

  In addition, the Company depends and will likely continue to depend on trade secret protection and, in the U.S., on various patents and copyrights to strengthen its proprietary position with respect to several of its current and future products. The Company is seeking and expects to continue to seek patents on inventions related to current or future products and developments. However, the Company depends, for its success, to an even greater extent, upon its sales and marketing efforts, and the quality and economic value of its products, rather than its ability to obtain and defend its patents, copyrights and trademarks.

     There can be no assurance the Company will be successful in the future in obtaining protection for its proprietary technology. The degree of competitive protection afforded by the existing patents or additional patents, if issued, may be minimal and assertion of infringement claims, if any, by the Company would be both time consuming and costly.

     Investors should not rely on patent, copyright or trademark protection to afford the Company a significant competitive advantage in marketing its products.

4. Influence by Officers and Directors. The Company's four officers and directors own beneficially, as of May 31, 1996, 917,188 shares, or 36.95% of the Company's outstanding stock. Such four individuals, because of their stock ownership, will have a significant influence on the affairs of the Company, including the election of all members of the Board of Directors.

5. Future Products; Research and Development. The Company's future success will depend upon, among other factors, its ability to develop, acquire, introduce and market new products on a timely basis. The market for medically-related products changes constantly and, unless the Company can deliver products to that market which are perceived asinnovative and/or superior, its business will be adversely affected.

     Although the Company's senior officers devote a significant portion of their time and attention to new product development, the Company's expenditures for research and development have been relatively modest in recent years, namely $19,474 in fiscal year 1996 and nothing in fiscal year 1995. The Company does not maintain a formal research and development staff or department.

     There can be no assurance that the Company will be able to develop new products successfully, obtain regulatory clearance and/or approvals for such products in a timely fashion or gain satisfactory market acceptance for such products.

6. Potential Conflicts of Interest in Related Party Transactions. The Company has engaged in a number of transactions with its management and with related corporations. By definition, such transactions were not at "arms length" and
inherently involve a possible conflict of interest.    See "Employment Contracts
and Termination of Employment and Change-in-Control Arrangements" in the Company's Proxy Statement, dated September 20, 1996, which is incorporated by reference into the Company's Form 10-KSB.

     There can be no assurance that conflicts of interest involving related party transactions will not arise in the future.

7.   Dependence on Sole Source of Supply.   There are several sources of supply
for most ofthe materials and components used in the Company's products. However, the Company relies on a sole source of supply for one component material used in the manufacture of the Company's wound closure strips and fastener products. The Company has not in the past experienced difficulty acquiring adequate quantities of this component. There can be no assurance, however, that an interruption in the supply of such component will not occur in the future. Any such interruption of supply could have a material adverse effect on the Company's ability to distribute such products.

   8.Major Customers.   The Company's two major customers accounted, in the
aggregate, for 24.6% and 29.9% of the Company's revenues for fiscal years 1996 and 1995, respectively.

    The loss of either of such customers would have a negative impact upon the Company.

9. No Cash Dividends. The Company has never paid a cash dividend on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. Investors who need immediate income from their investments should dispose of the Common Stock offered hereby.


                         MATERIAL CHANGES

     Reference is made to the documents or reports filed with the SEC, subsequent to the date hereof, all of which are incorporated herein by reference and described under "Incorporation of Information by Reference," above. A copy of any of such documents or reports is available directly from the SEC or from the Company.

                         PLAN OF OFFERING

     All of the shares offered are owned by Selling Shareholders. None of the shares offered hereby is owned by the Company, and the Company will receive none of the proceeds of any of the shares offered hereby.

     Selling Shareholders will make their own arrangements for sale of any of the shares offered hereby and will be responsible for all sales and brokerage commissions associated with such sales.

The Company will bear the other costs of registration, such as legal, accounting, filing fees, printing expenses and the like.

     The Company has no control over and no knowledge of the broker-dealer firms that may be used by Selling Shareholders in making sales of shares hereunder.

                         USE OF PROCEEDS

     None of the proceeds from sales of shares offered hereby will become the property of the Company. All of the shares offered are owned by and all sales will be made by certain shareholders.

                       SELLING SHAREHOLDERS

     All of the shares of the Company's Common Stock offered hereby are being offered by certain shareholders of the Company (referred to herein as the "Selling Shareholders"), all of whom are affiliates of the Company.

     The names of the Selling Shareholders are listed below. Most of such persons have had or have held a position, office or material relationship with the Company within the past three years. The position or office which each of such persons has held with the Company, and the number of shares of the Company's Common Stock owned by each of such persons as of a recent date is contained in the Company's Proxy Statement, dated September 20, 1996, which is incorporated by reference and available upon request.

       Arthur A. BeisangRobert A. Ersek, M.D.
       John H. OlsonH. James Thompson

     This Prospectus pertains only to shares which such persons may acquire upon exercise of options which may be granted under the 1996 Plan. As of the date hereof, none of such persons held any of such options or shares.

                         LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for the Company by Keller & Lokken, P.A., 175 E. 5th Street, Galtier Plaza, Suite 763, Box 73, St. Paul, Minnesota 55101.

                             EXPERTS

     The financial statements of the Company as of May 31, 1996, and for the two years then ended, incorporated by reference in this Prospectus, have been audited by McGladrey & Pullen, LLP, independent certified public accountants, to the extent indicated in their report, included herein, and are included in reliance upon such report and upon the authority of such Firm as experts in accounting and auditing.

                      ADDITIONAL INFORMATION

     The Company has filed with the Washington Office of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement, including the exhibits thereto. Copies of such materials may be examined without charge at the Commission's Washington Office, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such materials may be obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The statements contained in this Prospectus as to the contents of any contracts or other documents filed as an exhibit are of necessary brief descriptions thereof and are not necessarily complete; each such statement is qualified in its entirety by reference to such contract or document.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.Incorporation of Documents by Reference.

     Pursuant to applicable Rules of the Securities and Exchange Commission, the following documents are incorporated by reference in the Registration Statement:

     (a) Form 10-KSB, Annual Report of the Registrant for the fiscal year ended May 31, 1996.

     (b) Form 10-QSB, Quarterly Report of the Registrant for the quarter ended August 31, 1996.

     (c) Item 11 of Form 10 of the Registrant, dated March 25, 1988, Exchange Act File No. 0-16664, or comparable section, whichever is applicable, concerning "Description of Registrant's Securities to be Registered", and any amendment or report filed for the purpose of updating such description.

      (d)Proxy Statement of the Registrant, dated September 20, 1996.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934,
shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of any of such documents; such incorporation by reference to continue as stated until the Registrant files a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     As provided in Item 3 of Form S-8, the above documents are not required to be filed with this Registration Statement on Form S-8. Any person desiring to obtain a copy, without charge, of any one or more of the aforementioned documents, should write or call Arthur A. Beisang, CEO of the Company, at 2726 Patton Road, St. Paul, Minnesota 55113, telephone 612/633-0805.

 Item 4.Description of Securities.  Not applicable.

 Item 5.Interests of Named Experts and Counsel.  Not applicable.

 Item 6.Indemnification of Directors and Officers.

     Under Sections 302A.161(1) and (22), and Section 302A.521, Minnesota Statutes, the Registrant is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended,

                           S-6
unless its Articles of Incorporation or Bylaws prohibit or limit such indemnification. The Registrant`s Articles of Incorporation and Bylaws do not contain any such prohibition or limitation.

     The general effect of such provisions is to relieve the directors and officers of theRegistrant from personal liability which may be imposed for certain acts performed in their capacity as directors or officers of the Registrant, except where such persons have not acted in good faith.

 Item 7.Exemption from Registration Claimed.

     Not Applicable.

 Item 8.Exhibits.

(a) Exhibits required by or referenced in Item 6.1 of Regulation S-B and filed with this Registration Statement.

       5.1 Opinion of Keller & Lokken, P.A. regarding legality of securities.

       23.1 Consent of McGladrey & Pullen, LLP, Independent Certified Public Accountants.

     23.2 Consent of Keller & Lokken, P.A. Contained in Exhibit 5.1 to this Registration Statement.

(b) Exhibits required by or referenced in Item 6.1 of Regulation S-B and incorporated by reference.

     13.1 Form 10-KSB, Annual Report of the Registrant for the fiscal year ended May 31, 1996.

     13.2 Form 10-QSB, Quarterly Report of the Registrant for the quarter ended August 31, 1996.

    13.3 Item 11 of Form 10 of the Registrant, dated March 25, 1988, Exchange Act File No. 0-16664, or comparable section, whichever is applicable, concerning "Description of Registrant's Securities to be Registered", and any amendment or report filed for the purpose of updating such description.

   20.1 Proxy Statement, dated September 20, 1996, of the Registrant, filed pursuant to Section 14 of the Exchange Act.

Item 9.   Undertakings.

(a)  Undertaking pursuant to Item 512(a) of Regulation S-B: Rule 415 Offering.

                               S-7

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

          iii. To include any additional or changed material information on the plan of distribution;

     Provided, however, that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.





                               S-8

                            Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 25th day of October, 1996.

                              GENETIC LABORATORIES WOUND CARE, INC.


                              /s/ Arthur A. Beisang
                              By: Arthur A. Beisang, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature               TitleDated:


    /s/ Arthur A. BeisangChairman, Chief ExecutiveOctober 25, 1996 Arthur A. Beisang, Jr.Officer, Director (Principal
     Executive Officer)


    /s/ H. James ThompsonPresident, ChiefOctober 25, 1996
  H. James ThompsonFinancial Officer
     (Principal Financial
      Officer)


     /s/ Brian R. GardowController(PrincipalOctober 25, 1996
  Brian R. GardowAccounting Officer)


      /s/ Robert A. ErsekSecretary,October 25, 1996
 Robert A. Ersek, M.D.Director


      /s/ John H. OlsonDirectorOctober 25, 1996
John H. Olson



                               S-9
      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to Genetic Laboratories Wound Care, Inc.'s 1996 Stock Option Plan of the report of McGladrey & Pullen, LLP dated June 27, 1996, on the financial statements of Genetic Laboratories Wound Care, Inc. for the year ended May 31, 1996, included in Genetic Laboratories Wound Care, Inc.'s 1996 Form 10-KSB, and to the reference to our firm under the caption "Experts."




                              /s/McGLADREY & PULLEN, LLP
Minneapolis, Minnesota
November 22, 1996



                               S-10

                        KELLER & LOKKEN, P.A.EXHIBIT 5.1
                         ATTORNEYS AT LAW
                           175 EAST 5TH STREET
                 SUITE 763 GALTIER PLAZA, BOX 73
                    ST. PAUL, MINNESOTA 55101
   RICHARD P. KELLER    TELEPHONE (612) 292-1001OF COUNSEL
                       FACSIMILE (612) 292-8912          PAUL J. LOKKEN

              WRITER'S DIRECT NUMBER (612) 292-8325

                         October 31, 1996



Genetic Laboratories Wound Care, Inc.
2726 Patton Road
St. Paul, MN 55113

      Re:Sale of up to 300,000 Shares of Common Stock

Dear Sir/Madam:

     We are acting as special legal counsel to Genetic Laboratories Wound Care, Inc., (the "Company") in connection with the proposed public offer and sale of up to 300,000 Shares of the Company's Common Stock (hereinafter referred to as the "Shares") pursuant to the Company's 1996 Stock Option Plan. The Shares will be issued and sold by the Company pursuant to the terms and conditions set forth in the Company's Registration Statement on Form S-8, under the Securities Act of 1933, to be filed on or about November 1, 1996, (as so amended, the "Registration Statement").

     In acting as counsel for the Company, and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     Based upon the foregoing, it is our opinion that:

     1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

     2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions stated in the Registration Statement, will be validly issued, fully-paid and non-assessable.


Genetic Laboratories Wound Care, Inc.
Page 2
October 31, 1996


     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as a part of the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement.

     Very truly yours,

     KELLER & LOKKEN, P.A.



     By /s/ Richard P. Keller
          Richard P. Keller

RPK/tgg